SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                                 March 27, 2003
                Date of Report (date of earliest event reported)



                        NATURAL GAS SERVICES GROUP, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)



         Colorado                       1-31398                  75-2811855
----------------------------      ---------------------     --------------------
(State or other jurisdiction      (Commission File No.)      (I.R.S. Employer
        of incorporation)                                    Identification No.)



2911 SCR 1260, Midland, Texas                                       79706
-----------------------------                                 ------------------
(Address of principal executive offices)                          (Zip Code)



                                 (915) 563-3974
                     --------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS.

         On March 27, 2003, to be effective January 1, 2003, NGE Leasing, Inc. ("NGE"), a wholly-owned subsidiary of Natural Gas Services Group, Inc. ("Natural Gas"), purchased and Hy-Bon Engineering Company, Inc. ("Hy-Bon") sold to NGE 28 of Hy-Bon's compressor packages. In consideration therefor, NGE paid Hy-Bon $2,150,000.00. The $2,150,000.00 was borrowed by Natural Gas from its current lender.

         By the end of May 2003, Hy-Bon will withdraw as a member of Hy-Bon Rotary Compression, L.L.C. effective as of January 1, 2003. In connection with its withdrawal, Hy-Bon will receive $67,144.11 from Hy-Bon Rotary Compression, L.L.C. NGE, as the other member of Hy-Bon Rotary Compression, L.L.C., will retain all assets of Hy-Bon Rotary Compression, L.L.C. which as of December 31, 2002, had an unaudited aggregate value of $346,511.04. NGE plans to dissolve Hy-Bon Rotary Compression, L.L.C. and NGE has agreed to not operate under the name Hy-Bon.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements

         None

(b)      Pro Forma Financial Information

         None

(c)      Exhibits

         2.1 Purchase and Sale Agreement by and between Hy-Bon Engineering Company, Inc. and NGE Leasing, Inc. (incorporated by reference to Exhibit 2.1 to the Natural Gas Services Group, Inc. Current Report on Form 8-K dated February 28, 2003)


         10.1 First Amended and Restated Loan Agreement between Natural Gas Services Group, Inc. and Western National Bank (excluding Exhibit C - Notice of Borrowings; Exhibit D - Borrowing Base Report; Exhibit E - Stock Pledge Agreement; Exhibit F - Security Agreements; Exhibit G - Officer's Certificate; Exhibit H - Guaranty Agreements; Exhibit J - Officer's Certificate; Exhibit K - Compliance Certificate; Exhibit L - Consolidated Current Ratio Calculation; Exhibit M - Consolidated Tangible Net Worth Calculation; Exhibit N - Debt Service Ratio; Exhibit O - Ratio of Consolidated Debt to Consolidated Tangible Net Worth)







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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  April 11, 2003                          NATURAL GAS SERVICES GROUP, INC.



                                                By: /s/ Wayne L. Vinson
                                                   -----------------------------
                                                   Wayne L. Vinson
                                                   President

























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